UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

Coretag, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56293	35-2515740
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 7325 Oswego Road

Liverpool, NY 13090

(Address of principal executive offices, including zip code)

(315) 451-7515
(Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 CORETAG, INC.

Form 8-K

Current Report

Item 8.01. Other Events.

On May 7, 2024, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in ticker symbol of Coretag, Inc. (the “Company”)  from “JMKJ” to “COTI” (the “Symbol Change”).   Trading under the new ticker symbol will begin at the open of market on May 8, 2024. The Symbol Change announcement was originally made on April 19, 2024 along with the Company’s announcement of the effectiveness of the Company’s name change from “Nine Alliance Science & Technology Group” to “Coretag, Inc.” and 2,500-to-1 Reverse Stock Split of the issued and outstanding shares of common stock (“Reverse Split”) which became effective at the open of market on April 10, 2024.

No action is required from current shareholders in relation to the announcement of the Symbol Change, Name Change, and Reverse Stock Split, however, the Company’s CUSIP has changed to 65444P200, as previously announced.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2024

CORETAG, INC.

By: /s/ Joseph Passalaqua
Joseph Passalaqua
President & CEO